Exhibit 10.10

THIS          AGREEMENT         is made the 21st day of      June Two Thousand and Twenty-two

BETWEEN

(A)	the Landlord whose name address or registered office and description are set out in Part I of the First Schedule hereto (hereinafter called “Landlord” of the one part; and

(B)	the Tenant whose name address or registered office and description are set out in Part II of the First Schedule hereto (hereinafter called “Tenant”) of the other part.

WHEREBY IT IS AGREED as follows :-

Subject Matter

1. The Landlord lets and the Tenant takes ALL THOSE the premises set out in the Second Schedule hereto (hereinafter called “the said premises”) TOGETHER with the right in common with the Landlord and the other tenants of the building mentioned in the Second Schedule hereto (hereinafter referred to as “the said building”) and all other persons having the like right to use for the purposes only of access to and egress from the said premises the driveways entrances exists staircases lifts (if any) (during such hours as the same shall be working), for the term of years (“Term”) set out in Part III of the First Schedule A hereto YIELDING AND PAYING therefor during the Term the calendar monthly rent (“Rent”) and payable in the manner set out in Part IV of the First Schedule hereto,

TOGETHER with and subject to a rent free period set out in Part IV of the First

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THIS       AGREEMENT          is made the 21st day of       June Two Thousand and Twenty-two

BETWEEN

(A)	the Landlord whose name address or registered office and description are set out in Part I of the First Schedule hereto (hereinafter called “Landlord”) of the one part; and

(B)	the Tenant whose name address or registered office and description are set out in Part II of the First Schedule hereto (hereinafter called “Tenant”) of the other part.

WHEREBY IT IS AGREED as follows :-

Subject Matter

1. The Landlord lets and the Tenant takes ALL THOSE the premises set out in the Second Schedule hereto (hereinafter called “the said premises”) TOGETHER with the right in common with the Landlord and the other tenants of the building mentioned in the Second Schedule hereto (hereinafter referred to as “the said building”) and all other persons having the like right to use for the purposes only of access to and egress from the said premises the entrances exists staircases lifts (if any) (during such hours as the same shall be working), for the term of years (“Term”) set out in Part III of the First hereto YIELDING AND PAYING therefor during the Term the calendar monthly rent (“Rent”) and payable in the manner set out in Part IV of the First Schedule hereto,

TOGETHER with and subject to a rent free period set out in Part IV of the First Schedule hereto.

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Tenant’s Obligation and Covenant

2. The Tenant to the intent that the obligations may continue throughout the Term hereby created hereby agrees with the Landlord as follows :-

(a)	To pay unto the Landlord the Rent at the time and in manner aforesaid without any deduction, or right to set-off whether legal, equitable or otherwise whatsoever.

(b)	To pay all charges for telephone water gas and electricity supplied to the said premises, and all other outgoings (except for Property Tax and outgoings of a capital and non-recurring nature which are discharged and paid by the Landlord) of recurring nature now or hereafter to be assessed, imposed or charged by The Government of Hong Kong Special Administrative Region (“Government”) or other lawful authority.

(c)	To maintain in good condition all the interior non-structural parts of the said premises including all doors windows water and electrical installations and apparatus and electrical wiring and the Landlord’s fixtures (if any) and to keep the same in good clean tenantable substantial and proper repair and condition (fair wear and tear excepted) and deliver up the same to the Landlord at the expiration or sooner determination of the Term hereby created in the like condition (fair wear and tear excepted), and to keep in good order and condition and properly cleansed and free from obstructions all the sanitary equipment drains sinks and pipes within the said premises (fair wear and tear excepted), and to replace at the Tenant’s expense all broken or damaged windows doors and fixtures where the same have been broken or damaged by the negligence of the Tenant, and to take all precautions to protect the interior of the said premises against damage by storms or typhoons or the like.

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(d)	Not to keep or store or cause or permit or suffer to be kept or stored any arms ammunition gunpowder saltpetre or unlawful goods in any part of the said premises and shall not keep or store or cause or permit or suffer to be kept or stored other combustible substance or hazardous goods in any part of the said premises and shall not at any time during the Term allow the said premises or any part thereof to be used in any way entailing a fine forfeiture or penalty against the Landlord under any law in force in The Hong Kong Special Administrative Region (“Hong Kong SAR”).

(e)	To permit the Landlord and all persons authorised by the Landlord upon prior appointment at all reasonable times to enter into the said premises to view the condition thereof and give or leave notice in writing to the Tenant or upon the said premises of all defects and want of repair therefound AND within one month or such other reasonable period of time after every such notice to well and sufficiently repair and make good such defects and want of repair for which the Tenant is responsible hereunder accordingly.

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(f)	Not to do or suffer any act which shall amount to a breach or non- observance of any negative or restrictive covenant contained in the Conditions or any Government Lease under which the Landlord holds the said premises or in the Deed of Mutual Covenant and/ or the Management Agreement (if any) in respect of the said building.

(g)	Not to do or permit to be done anything whereby the policy or policies of insurance on the said premises against damage by fire for the time subsisting may become void or voidable or whereby the rate of premium thereon may be increased and to repay to the Landlord all sums paid by way of increased premium and all expenses incurred by the Landlord in or about any renewal of such policy or policies rendered necessary by a breach of the terms of this clause.

(h)	Not to do or permit to be done in or upon the said premises or any part thereof anything which may be or become a nuisance annoyance damage or disturbance to the Landlord or the tenants or occupiers of the other floors of the said building, of the said premises (if any) and in the neighbourhood.

(i)	Not to obstruct or cause any obstruction in or upon any part of the said building which the Tenant has a right to use in common with the other persons.

(j)	Not to use or suffer or permit the said premises to be used for any unlawful or immoral purposes or for Guests House or Hostel purposes.

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(k)	To permit the Landlord during 2 months immediately preceding the determination of the tenancy to affix and retain but causing the least possible inconvenience to the Tenant upon any part of the said premises a notice of reletting the same and during the said 2 months to permit persons with written authority from the Landlord and the Landlord’s agent at reasonable times of the day and upon reasonable prior appointment made to view the said premises provided such viewing shall cause minimum disturbance to the Tenant’s business at the said premises.

(l)	Not without the written consent of the Landlord to make any structural addition and alteration in the said premises or remove any partition door or other fixtures therein and not to cut maim or injure any of the floors walls or timbers thereof which shall affect the structural component of the said premises.

(m)	To be answerable and responsible for the consequence of any breach of any Ordinance Orders in Council or Regulations by any occupiers licensee or guests of the said premises and to indemnify the Landlord against any breach of the terms of this clause.

(n)	To be responsible for all the damage to the said premises and to the said building or any other part thereof caused by the Tenant’s agents invitees and permittees or persons companies and firms taking delivery of or delivering goods and chattels from and at the said premises AND to reimburse the Landlord on demand all costs incurred by the Landlord as result of the said damage.

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(o)	Not to assign, underlet, part with the possession of, or transfer the said premises or any part thereof or any interest therein, nor permit or suffer any arrangement of transaction whereby any person who is not party to this Agreement obtains the use, possession, occupation or enjoyment of the said premises or any part thereof irrespective of whether any monetary or other consideration is given therefor and without in any way limiting the generality of the foregoing and the following acts and events shall, unless approved in writing by the Landlord (which approval the Landlord shall not withhold unreasonably), be deemed to be breaches of this clause

(1)	In the case of a tenant which is a partnership, the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

(2)	In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual, to the intent that no right to use, possess, occupy and enjoy the said premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee or any such individual.

(3)	In the case of a corporation, any reconstruction amalgamation, merger or voluntary liquidation.

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(p)	Not to affix or put up or display or paint any signage signboard decoration advertisement being any business or trade name other than that of the Tenant’s business (collectively “the Signboard”) on the said premises or which may be visible from the outside of the said premises unless (i) the Tenant shall at its own costs observe and comply with and shall indemnify the Landlord against the breach of all relevant laws and regulations and all relevant provisions in the Deed of Mutual Covenant and, if required, apply to get all necessary consent or approval from the Buildings Department and/or management office; and (ii) the Tenant shall keep the Signboard in proper repair and condition at all times and shall be wholly responsible for any loss, damage or injury caused to any person whomsoever directly or indirectly through the erection demolition and/or the defective or damaged condition of the Signboard and shall make good the same by payment or otherwise and to indemnify the Landlord against all actions, proceedings, costs, claims and demands made upon the Landlord by any person in respect of any such loss, damage or injury and all costs and expenses incidental thereto; and (iii) the tenant shall at the expiration or sooner determination of the Term demolish and remove the Signboard at the Tenant’s own expense.

(q)	At the expiration or sooner determination of the Term to deliver up to the Landlord the said premises with vacant possession and to remove all fixtures and fittings installed in the said premises and to make good all damage caused by their removal and to deliver the said premises in a “Bare Shell” condition.

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Landlord’s Obligation and Covenant

3. The Landlord hereby agrees with the Tenant as follows:-

(a)	That the Tenant paying the Rent hereby reserved and performing and observing the Tenant’s stipulations herein contained may peaceably enjoy the said premises without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

(b)	To pay all Property Tax in respect of the said premises.

(c)	Maintain or caused to be maintained the main structure of the said premises in proper repair and condition Provided that the Landlord’s liability under this Clause 3(c) shall not arise unless and until written notice of any defect or want of repair has been given by the Tenant to the Landlord and the Landlord shall have failed to take reasonable steps to repair or remedy the same after the lapse of a reasonable time from the date of service of such notice.

(d)	To use his reasonable endeavours to procure the Manager to perform the terms of the Deed of Mutual Covenant.

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4. PROVIDED ALWAYS AND IT IS HEREBY AGREED as follows :-

Re-entry

(a)	If and whenever any part of the Rent hereby reserved shall be in arrears for 15 days whether the same shall have been legally demanded or not, or if any stipulation on the Tenant’s part herein contained shall not be performed or observed, or if the Tenant shall become bankrupt or being a corporation shall go into liquidation (save the voluntary liquidation of a solvent company for the purpose of amalgamation or reconstruction) or being struck off from the companies register kept by the Registrar of Companies or similar body (or overseas counterpart if the Tenant being a foreign corporation), or the Tenant shall otherwise become insolvent or enter into any composition with the Tenant’s creditors or suffer any distress or execution to be levied on the Tenant’s goods, then and in any of the said cases it shall be lawful for the Landlord and the person for the time being entitled to the receipt of the Rent hereunder at any time thereafter to re-enter upon the said premises or any part thereof in the name of the whole and thereupon this tenancy shall absolutely determine but without prejudice to the right of action of the Landlord in respect of any breach of the Tenant’s stipulations herein contained.

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Notice

(b)	Any notice hereunder shall be in writing. Any notice, process of Court proceedings and/or Court Orders (particularly action for re-possession of the said premises) to the Tenant shall be sufficiently and deemed to have been duly served if:-

(i)	left addressed to the Tenant on or at the said premises or any part thereof; or

(ii)	sent to the Tenant by registered post at or left at the Tenant’s usual or last known address in Hong Kong SAR; or

(iii)	sent to the Tenant by registered post or left at the Tenant’s place of business and/or registered office in Hong Kong SAR in the case of the Tenant being a corporation.

Any notice to the Landlord shall be sufficiently served if delivered to the Landlord personally or sent to the Landlord by registered post at the Landlord’s last known address in Hong Kong SAR, and in the case of the Landlord being a corporation any notice shall be delivered to the Landlord’s registered office or sent to the Landlord by registered post at the Landlord’s registered office in Hong Kong SAR.

Deposit

(c)	The Tenant shall pay to the Landlord the sum set out in Part V of the First Schedule hereto as a security deposit (“the Deposit”)on or before the signing of this Agreement. The Deposit shall bear no interest and if there shall be no breach of any of the terms and conditions on the part of the Tenant herein contained, the Deposit shall be returned to the Tenant within 5 days from the date of delivery of vacant possession of the said premises by the Tenant to the Landlord on the expiration of the Term or sooner determination of the same, but the Landlord shall be entitled to deduct therefrom the amount of any loss damage costs or expenses sustained by the Landlord as a result of any non-observance or non-performance by the Tenant of any of the terms or conditions of this Agreement without prejudice to the Landlord’s right of action against the Tenant for damages in excess thereof.

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Destruction

(d)	In the event of the said premises or any part thereof being damaged or destroyed by reason of fire typhoon earthquake or subsidence or any cause for which the Tenant shall not be responsible or become subject to a closure or demolition executive or court order or is inaccessible, and that if the said premises shall not have been repaired and reinstated within one month from the occurrence of the destruction or damage or remain subject to the closure or demolition order, the Rent or a proportionate part thereof shall cease to become payable until the said premises shall have been repaired reinstated or again rendered fit for use and occupation and PROVIDED that the Landlord shall be under no obligation to repair or reinstate the said premises or any part thereof so damaged or destroyed and PROVIDED FURTHER that if the said premises shall not have been repaired and reinstated within two months from the occurrence of the destruction or damage or remain subject to the closure or demolition executive or court order either party shall be entitled at any time before the same are so repaired and reinstated to terminate this Agreement by notice in writing to the other.

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Government Rates and Government Rent

(e)	The party set out in Part VI of the First Schedule hereto shall pay all Government rates and Government Rent throughout the Term hereby created.

Periodic Management Charges

(f)	The party set out in Part VII of the First Schedule hereto shall pay all the periodic management charges throughout the Term hereby created.

Disclaim of Liability

(g)	The Landlord shall not be under any liability to the Tenant or to any other person whomsoever in respect of any loss or damage to person or property sustained by the Tenant or any such other person caused by or through or in any way owing to the failure or malfunctioning of the drainage system or electrical wiring or equipment of and in the said building or the overflow of water or escape of fumes smoke fire or any other substance or thing from anywhere within the said building including the said premises. The Tenant shall fully and effectually indemnify the Landlord from and against all claims and demands made against the Landlord by any person in respect of any loss, damage or injury caused by or through or in any way owing to the overflow of water or the escape of fumes smoke fire or any other substance or thing from the said premises or to the neglect or default of the Tenant his servants, agents or licensees or to the defective or damaged conditions of the interior of the said premises or any fixtures or fittings for the repair of which the Tenant is responsible hereunder and against all costs and expenses incurred by the Landlord in respect of any such claim or demand.

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Key Money

5. It is hereby expressly declared and agreed that no key or construction money or other premium of a similar nature (other than the Rent and the Deposit) has/have been paid or is/are payable by the Tenant for the Term hereby created.

Waiver

6. It is hereby expressly agreed that in the event of any breach of any terms or conditions on the part of the Tenant herein contained, the Landlord shall not by acceptance of any Rent or by any other act whatsoever or by any omission be deemed to have waived any such breach of terms or conditions notwithstanding any rule or law or equity to the contrary and that no consent to or waiver of any breach be binding on the Landlord unless the same is in writing under the hand of the Landlord.

User

7.	(a)	The Tenant further covenants with the Landlord to use the said premises and every part thereof primarily for the purpose permitted under this Agreement as set out in Part VIII of the First Schedule hereto. However the Tenant may apply to the relevant competent Government and/or other authorities for such other use as may be permitted but at the entire expense and cost of the Tenant which permitted use is also subject to written consent of the Landlord.

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(b)	To observe all rules regulations and Ordinance at all times applicable to the said premises and to the present or any other use of the said premises by the Tenant.

(c)	No warranty expressed or implied is given by the Landlord that the said premises are fit or otherwise permitted by the relevant authorities to be used for the purposes which the Tenant shall use the said premises; the Tenant shall not have any claim whatsoever against the Landlord and shall forthwith cease to use the said premises for such purpose if and whenever the Landlord and/or the Tenant shall be required ordered or demanded by the relevant authorities to cease to use the said premises for such purpose, failing which the Tenant shall be deemed to be in breach of this clause and in such event re-entry provisions contained in clause 4(a) hereof shall apply.

Legal Costs and Stamp Duty

8.	(a)	All stamp duty in respect of this Tenancy Agreement and its counterpart shall be borne by the parties hereto in equal shares.

(b)	Each party shall bear his own legal costs and disbursements of and incidental to the preparation and completion of this Tenancy Agreement and its counterpart.

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Full Agreement

9. This Agreement comprises all the terms agreed between the parties hereto and supersedes all previous agreements, whether oral or in writing entered into by the parties or their agents. No warranty or representation express or implied is or has been made or given by the Landlord or by any person on his behalf relating to the said premises prior to the signing hereof and if any such warranty or representation express or implied has been made the same is withdrawn or deemed to have been withdrawn immediately before the parties entered into this Agreement.

“As is” Basis

10. The Tenant hereby declares acknowledges and confirms that the Tenant has duly inspected and is fully satisfied with and accepts in all respects the existing physical state, condition and finishes of the said premises and the fixtures and fittings therein and is fully aware that the Landlord is letting the said premises in their present state and condition and the Tenant shall not make any objection or requisition thereto or in connection therewith. The said premises are and will be let on an “as is” basis and in the physical state and condition as they stand and no warranty or representation whatsoever has been given or is made by the Landlord or his agents regarding the physical state and condition thereof or of the said building. In particular and without limiting the generality of the foregoing, no warranty or representation is given or made by the Landlord or his agents on any of the following matters, namely:

(a)	The physical state and condition, quality, fitness or finishes of the fittings installations and appliances (if any) incorporated or installed in the said premises or the said building.

(b)	The physical state and condition, composition or construction of the said premises or the legality or illegality of any structures erected thereon or the said building.

Option to Renewal

11. Notwithstanding any provision to the contrary herein, it is hereby expressly agreed by and between the parties hereto that at the expiration of the said term hereby granted (that is from the 23rd day of June 2022 to the 22nd day of June 2025), if there shall not have been any existing material breach or material non-performance or non-observance by the Tenant of any of the Tenant’s conditions herein contained, the Landlord shall allow an option to the Tenant subject to not less than three (3) calendar months’ prior notice in writing being given to the Landlord by the Tenant prior to the date of the expiration of the said term to renew the tenancy of the said premises for a further term of three (3) years (that is from the 23rd day of June 2025 to the 22nd day of June 2028) from the expiration of the term hereby granted at HK$255,000.00 per month (exclusive of Government rates and periodic management charges) and otherwise upon the same terms and conditions as herein contained with the exception of this Clause for option to renewal and the provision herein for any rent-free period. Time shall be of the essence in respect of this right of option to renewal.

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Special Conditions

12. Notwithstanding the above terms and conditions, those additional terms and conditions in Chinese in the following (“the Additional Terms”) shall form part of this Agreement. Should there be any conflict between the terms and conditions of this Agreement and the Additional Terms, the latter shall prevail:-

(a)	租客承諾於租約期滿交回舖位予業主時以「拆清裝修狀況」交回。

(b)	業主承諾會另外提供多三十天免租期予租客，由2024年6月23日至2024 年7月22日止(包括首尾兩天)，於此段免租期內租客須負責支付該物業之 差餉，管理費及冷氣，水電媒之費用。

(c)	業主承諾，若因為政府防疫措施而禁止晚上6時後之堂食，於該段期間租 金自動寬減15%。

(d)	業主不反對租客轉用有限公司簽署正式租約，但租客必須提供證明與

〃YAKINIKUKAKURA〃三間分店之經營公司為共同大股東。

Interpretation

13. It is hereby declared that in the construction of these presents, unless the contrary intention appears, words importing the singular number only shall include the plural number and vice versa, words importing the masculine gender shall include the feminine gender and neuter gender and words importing persons shall include companies or corporations AND where more than one person is party hereto as tenant, the expression “the Tenant” shall where the context admits include all or either or any of such persons and their liability in respect of the obligations on the part of the Tenant contained or implied herein shall be joint and several.

14. A caption to any Clauses of this Agreement shall be for easy reference only and shall not have any legal effect and shall not in any way vary, limit or extend the interpretation of this Agreement.

15. This Agreement shall be governed by and construed in accordance with the law of Hong Kong SAR and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Courts of Hong Kong SAR.

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THE FIRST SCHEDULE ABOVE REFERRED TO

Part I

Landlord

LAI AND SON COMPANY LIMITED 黎氏父子有限公司 whose registered office is situate at 1st Floor, 4 Shek Lung Street, Kowloon.

Part II

Tenant

ES& GRANVILLE LIMITED whose registered office is situate at Shop No.Gl & G3, Ground Floor, Site 11 (Treasure World), Whampoa Garden, Hung Hom, Kowloon, Hong Kong.

Part III

Term

A Fixed Term of THREE (3) YEARS commencing from the 23rd day of June 2022 to the 22nd day of June 2025 both days inclusive.

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Part IV

Rent

DOLLARS TWO HUNDRED AND EIGHT THOUSAND ONLY (HK$208,000.00) (exclusive of Government rates and periodic management charges) to be paid in advance without any deduction whatsoever on the 23rd day of each and every calendar month.

Rent Free Period

The Landlord agreed to provide a rent-free period commencing from 23rd day June 2022 to the 6th day of August 2022 (both days inclusive) during which the Tenant shall be entitled to enter into and remain in the Property free of renal but the Tenant shall be responsible for payment of Government Rates and periodic management charges and air conditioning other charges including gas, water, telephone and electricity charges within the said rent free period.

PART V

Deposit

DOLLARS SIX HUNDRED AND TWENTY-FOUR THOUSAND ONLY (HK$624,000.00) Hong Kong Currency.

Part VI

Party paying Government Rent

The Landlord

Party paying Government Rates

The Tenant

PartVII

Party paying; periodic management charges

The Tenant

Part VIII

Purpose

For Commercial Use Only

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THE SECOND SCHEDULE ABOVE REFERRED TO

(“the said premises”)

Ground Floor, No. 14 Granville Road, Kowloon, Hong Kong..

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AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED by Mr. Lai Chung Fat,	)	/s/ LAI & SON COMPANY LIMITED
its director	)
)
)
for and on behalf of the Landlord	)
)
in the presence of:-)

/s/ CHEUNG Ka Wai

RECEIVED on the day and year first	)
)
above written of and from the Tenant the sum of	)
)
DOLLARS SIX HUNDRED AND TWENTY-FOUR	)	HK$624,000.00
)
THOUSAND ONLY being the deposit money	)
)
above expressed to be paid by the Tenant to the Landlord.	)

/s/ LAI & SON COMPANY LIMITED

the Landlord

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SIGNED by Mr. Luk Siu Fung Mark,	)	/s/ ES& GRANVILLE LIMITED
)
its sole director - - -)
)
for and on behalf of the Tenant,	)
)
in the presence of:-)

/s/ Tam B Ray Billy

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Dated the         21st day of June      2022.

***************************************************************

TENANCY AGREEMENT

**************************************************************

KELVIN CHEUNG & CO.,
SOLICITORS,
UNIT 101,1ST FLOOR,
HONG KONG TRADE CENTRE,
161-167 DES VOEUX ROAD CENTRAL,
HONG KONG.

Ref.: KC-24535/2022(am)

[G/F., No.14 Granville Road, Kln]